Exhibit 99.2

KALEYRA S.p.A.

Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended

September 30, 2019 and 2018

KALEYRA S.p.A

Condensed Consolidated Balance Sheet

As of September 30, 2019 and December 31, 2018

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	As of September 30, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,702	$8,207
Short-term marketable securities	4,971	3,151
Trade receivables	41,054	30,222
Prepaid expenses and accrued income	897	462
Other current assets	2,931	2,544

Total current assets	60,555	44,586
Property and equipment, net	2,926	2,341
Intangible assets, net	9,847	11,276
Goodwill	17,087	17,276
Deferred tax assets	517	357
Other long-term assets	1,259	1,297

Total asset	$92,191	$77,133

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Account payables	$52,013	$40,166
Deferred consideration for the acquisitions	—	3,005
Deferred consideration for the acquisitions due to related parties	—	3,245
Current portion of bank and other borrowings	10,638	4,686
Deferred revenue	1,560	1,500
Preference shares	658	—
Preference shares due to related parties	1,780	—
Payable to employees	859	1,020
Other current liabilities	1,110	1,009

Total current liabilities	68,618	54,631
Bank and other borrowings	16,135	9,125
Long-term payable to employees	1,258	1,147
Preference shares	—	495
Preference shares due to related parties	—	1,339
Deferred consideration for the acquisitions	—	1,553
Deferred consideration for the acquisitions due to related parties	—	1,150
Deferred tax liabilities	1,739	2,476
Other long-term liabilities	397	291

Total liabilities	88,147	72,207
Commitments and contingencies
Shareholders’ equity:
Share capital—authorized shares 117,408 and 120,501 as of September 30, 2019 and December 31, 2018, respectively; issued and outstanding shares 110,593 as of September 30, 2019 and December 31, 2018	121	121
Additional paid-in capital	10,066	10,066
Accumulated other comprehensive income	1,018	31
Accumulated deficit	(7,161)	(5,292)

Total shareholders’ equity	4,044	4,926

Total liabilities and shareholders’ equity	$92,191	$77,133

The accompanying notes are an integral part of these condensed consolidated financial statements.

KALEYRA S.p.A.

Condensed Consolidated Statement of Operations

For the Three and the Nine Months ended September 30, 2019 and 2018

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$35,329	$23,624	$93,925	$50,030
Cost of revenue	28,321	18,667	75,645	40,663

Gross profit	7,008	4,957	18,280	9,367

Operating expenses:
Research and development(1)(2)	1,279	825	3,869	1,766
Sales and marketing(3)	1,432	1,305	4,392	2,873
General and administrative(4)(5)	2,927	2,777	10,667	5,432
Loss of equity investments	—	—	—	(95)

Total operating expenses	5,638	4,907	18,928	9,976

Income/(Loss) from operations	1,370	50	(648)	(609)
Other income, net	(11)	(72)	(106)	(220)
Financial expense, net	141	238	206	513
Foreign currency loss/(income)	260	(252)	402	(329)

Income/(Loss) before income taxes	980	136	(1,150)	(573)
Income tax expense/(benefit)	168	729	719	841

Net Income/(Loss)	$812	$(593)	$(1,869)	$(1,414)

Net loss attributable to non-controlling interests	—	(1)	—	(1)
Net (loss)/income attributable to the owners of the parent	812	(592)	(1,869)	(1,413)

Net Income/(Loss) attributable to common stockholders	$812	$(592)	$(1,869)	$(1,413)

Net Income/(loss) per share attributable to common stockholders, basic and diluted	7.34	(5.79)	(16.90)	(13.82)

Weighted-average shares used in computing net loss per share attributable to common stockholders basic and diluted	110,593	102,234	110,593	102,234

(1)

Includes $50 thousand and $136 thousand of stock-based compensation expense in the three months and the nine months ended September 30, 2018, respectively. No stock-based compensation expense was recorded in 2019.

(2)

Includes $19 thousand and $163 thousand of costs for related party transactions in the three months and in the nine months ended September 30, 2019, respectively and (ii) $100 thousand of costs for related party transactions both in the three months and in the nine months ended September 30, 2018.

(3)

Includes $177 thousand and $448 thousand of stock-based compensation expense in the three months and the nine months ended September 30, 2018, respectively. No stock-based compensation expense was recorded in 2019.

(4)

Includes $273 thousand and $755 thousand of stock-based compensation expense in the three months and the nine months ended September 30, 2018, respectively. No stock-based compensation expense was recorded in 2019.

(5)

Includes (i) $19 thousand and $163 thousand of costs for related party transactions in the three months and in the nine months ended September 30, 2019, respectively; and (ii) $167 thousand and $292 thousand of costs for related party transactions in the three months and in the nine months ended September 30, 2018, respectively.

The accompanying notes are an integral part of these condensed consolidated financial statements.

KALEYRA S.p.A.

Condensed Consolidated Statement of Other Comprehensive Income /(Loss)

For the Three and the Nine Months ended September 30, 2019 and 2018

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income/(Loss)	$812	$(593)	$(1,869)	$(1,414)
Other comprehensive income:
Foreign currency translation adjustments	634	(966)	952	(1,263)
Net gain (loss) on marketable securities (1)	9	(2)	35	(14)
Other comprehensive income related to joint venture	—	—	—	156

Total other comprehensive Income/(Loss)	643	(968)	987	(1,121)

Total Comprehensive Income/(Loss)	$1,455	$(1,561)	$(882)	$(2,535)

(1)

The Company recorded $3 thousand and $11 thousand of tax expense on marketable securities in the three months and the nine months ended September 30, 2019, respectively and $1 thousand and $5 thousand of tax benefits on marketable securities in the three months and the nine months ended September 30, 2018.

The accompanying notes are an integral part of these condensed consolidated financial statements.

KALEYRA S.p.A.

Condensed Consolidated Statements of Shareholders Equity for the period ended September 30, 2019

(Amounts in thousands, except share amounts)

(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income /(Loss)	Retained Earnings / (Accumulated Deficit)	Total Shareholders’ Equity	Non- controlling Interests	Total Equity
	Outstanding Shares	Amounts
Balance at December 31, 2017	n.a.	$82	$—	$72	$1,833	1,987	—	$1,987

Net loss					(864)	(864)	—	(864)
Other comprehensive loss				(474)		(474)	—	(474)

Total comprehensive loss						(1,338)	—	(1,338)
Change in the legal status of the Company and creation of 100,000 shares with no par value (1)	100,000	27			(27)	—		—
Stock option compensation expense			342			342		342

Balance at March 31, 2018	100,000	$109	$342	$(402)	$942	991	—	$991

Net loss					43	43		43
Other comprehensive loss				321		321		321

Total comprehensive loss						364	—	364
Stock option compensation expense			497			497		497

Balance at June 30, 2018	100,000	$109	$839	$(81)	$985	1,852	—	$1,852

Consolidation of Solutions Infini						—	2	2
Net loss					(592)	(592)	(1)	(593)
Other comprehensive loss				(968)		(968)		(968)

Total comprehensive loss						(1,560)	(1)	(1,561)
Issuance of additional shares -Buc Mobile acquisition	3,543	4	2,707			2,711		2,711
Stock option compensation expense			500			500		500

Balance at September 30, 2018	103,543	$113	$4,046	$(1,049)	$393	3,503	(1)	$3,504

(1)	Retained earnings adjusted for par value of shares.

The accompanying notes are an integral part of these condensed consolidated financial statements.

KALEYRA S.p.A.

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income /(Loss)	Retained Earnings / (Accumulated Deficit)	Total Equity
	Outstanding Shares	Amounts
Balance at December 31, 2018	110,593	$121	$10,066	$31	$(5,292)	4,926
Net loss					(1,379)	(1,379)
Other comprehensive income				576		576

Total comprehensive loss						(803)

Balance at March 31, 2019	110,593	$121	$10,066	$607	$(6,671)	4,123

Net loss					(1,302)	(1,302)
Other comprehensive income				(232)		(232)

Total comprehensive loss						(1,534)

Balance at June 30, 2019	110,593	$121	$10,066	$375	$(7,973)	2,589

Net income					812	812
Other comprehensive income				643		643

Total comprehensive income						1,455

Balance at September 30, 2019	110,593	$121	$10,066	$1,018	$(7,161)	4,044

The accompanying notes are an integral part of these condensed consolidated financial statements.

KALEYRA S.p.A.

Condensed Consolidated Statements of Cash Flow

For the Nine months ended September 30, 2019 and 2018

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(1,869)	$(1,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,980	834
Stock-based compensation and preference shares	446	1,613
Loss of equity investments	—	(95)
Net provision for doubtful accounts	75	230
Post-employment benefit	228	187
Non-cash interest expense	437	541
Deferred taxes	(724)	196
Changes in operating assets and liabilities:
Trade receivables	(12,224)	(3,330)
Other current assets	(896)	229
Other long-term assets	(514)	16
Accounts payables	13,605	(1,499)
Other current liabilities	2,520	3,292
Deferred revenue	89	(120)
Long-term liabilities	(2,065)	(3,290)

Net cash provided by/(used in) operating activities	1,088	(2,610)

Cash Flows from Investing Activities
Purchase of marketable securities	(4,328)	(1,753)
Sale of marketable securities	2,493	304
Purchase of property and equipment	(1,307)	(126)
Sale of property and equipment	—	7
Capitalized software development costs	—	(378)
Purchase of intangible assets	(14)	(39)
Acquisition of Buc Mobile, net of cash acquired	—	(2,249)
Acquisition of Solutions Infini, net of cash acquired	—	(5,481)

Net cash used in investing activities	(3,156)	(9,715)

Cash Flows from Financing Activities
Payment of deferred consideration for the acquisition of Buc Mobile	(4,000)	—
Payment of deferred consideration for the acquisition of Solutions Infini	(5,097)	—
Change in line of credit	20	1,298
Borrowings on term loan	16,670	5,611
Repayments on term loan	(2,684)	(329)

Net cash provided by financing activities	$4,909	$6,580

Effect of exchange rate changes on cash and cash equivalents	(346)	(280)

Net increase /(decrease) in cash and cash equivalents	2,495	(6,025)

Cash and cash equivalents, beginning of period	$8,207	$10,545

Cash and cash equivalents, end of period	$10,702	$4,520

Supplemental disclosure of cash flow information
Cash paid for interest	$296	$189
Cash paid for income taxes	$432	$149

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

1. Organization and Description of Business

Kaleyra S.p.A., formerly Ubiquity S.p.A (the “Company”) is a joint-stock company incorporated in Italy in 1999. The Company is a cloud communications software provider delivering secure Application Protocol Interfaces (“APIs”) and connectivity solutions in the API/Communication Platform as a Service or CPaaS market. Kaleyra’s solutions include identity authentication, mobile and voice notifications on transactions and banking services notifications and authorizations, most notably via different integrated mobile channels through its platform.

The Company’s headquarters are located in Milan, Italy and its subsidiaries are located in the United States, India, Switzerland, United Arab Emirates and Singapore.

During fiscal years 2017 and 2018, the Company entered into two purchase agreements to acquire Solutions Infini Technologies Private Limited (“Solutions Infini”) and Buc Mobile Inc. (“Buc Mobile”). Solutions Infini is headquartered in Bangalore, India, develops technology, and provides platforms and ancillary services for bulk messaging services. Buc Mobile is headquartered in Vienna, Virginia in the United States and incorporated under the laws of the State of Delaware. Buc Mobile operates in the Application to Person (“A2P”) transactional and promotional messaging business.

On August 1, 2019, the Company, together with a third party (Supernovae S.r.l.), established a new company, Finnovaction S.r.l. (“Finnovaction”), with share capital of €100 thousand ($109 thousand, at the September 30, 2019 exchange rate), of which €17 thousand ($19 thousand, at the September 30, 2019 exchange rate) was contributed by the Company and €83 thousand ($91 thousand, at the September 30, 2019 exchange rate) was contributed by Supernovae S.r.l.. Kaleyra’s interest in Finnovaction is equal to 17%. Finnovaction’s headquarters are located in Milan, Italy. Finnovaction was created by its founders with the aim to develop, product and market innovative high-tech products and services.

The consolidated balance sheet as of September 30, 2019 includes total current assets of $60,555 thousand and total current liabilities of $68,618 thousand, resulting in net liabilities due within the next 12 months of $8,063 thousand.

Considering the typical financial cycle of Kaleyra and taking into account the business performance of Kaleyra during the period after the reporting date, Kaleyra’s management believes that the Company’s cash, cash flows from operations and availability of borrowings will be sufficient to support its planned operations for at least the next 12 months from the date of these financial statements.

2. Summary of Significant Accounting Policies

(a) Basis of Presentation

These condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (‘‘US GAAP’’) and rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting, as applicable for an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. In particular, an emerging growth company can delay the adoption of certain accounting standards until those standards would apply to private companies. For the purpose of these condensed consolidated financial statements, the Company availed itself of an extended transition period for complying with new or revised accounting standards and, as a result, did not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public companies.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

The accompanying condensed consolidated financial statements do not include all information and notes required by US GAAP for complete annual financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Consolidated Financial Statements as of December 31, 2018 and 2017 and for the years then ended (the “Annual Report”). However, there has been no material change in the information disclosed in the Notes to Consolidated Financial Statement included in the Annual Report.

Operating results for the three and the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2019.

(b) Principles of Consolidation

The condensed consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

During fiscal years 2017, the Company acquired a non-controlling interest in Solutions Infini and accounted for it in accordance with the equity method. In June 2018, following a change in the governance, the Company achieved control over Solutions Infini and accounted for its acquisition of a controlling interest in Solutions Infini as a business combination.

Buc Mobile became a wholly-owned subsidiary of the Company on July 31, 2018, and its results have been fully consolidated by the Company starting from that date.

The statement of operations for the three and the nine months ended September 30, 2019 includes fully consolidated results of both Solutions Infini and Buc Mobile. The statement of operations for the three and the nine months ended September 30, 2018 includes the results of Buc Mobile for the portion of the period starting July 31, 2018, while it includes the equity method valuation related to the non-controlling interest in Solutions Infini from January 1, 2018 to June 30, 2018 and the contribution to the consolidation results of Solutions Infini for the period starting July 1, 2018 to September 30, 2018. Operating results for the three and the nine months ended September 30, 2019 and 2018 are not necessarily indicative of the results of the entire fiscal year.

Full disclosure on both business combinations is included in the Annual Report to which reference is made.

(c) Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are used for, but not limited to, allowance for doubtful accounts; valuation of the Company’s stock-based award; recoverability of long-lived and intangible assets; capitalization and useful life of the Company’s capitalized internal-use software development costs; fair value of acquired intangible assets and goodwill; accruals and contingencies, included tax related provision and valuation allowance on tax losses carryforward. Estimates are based on historical experience and on various assumptions that the Company believes are reasonable under current circumstances. However, future events are subject to change and best estimates and judgments may require further adjustments; therefore, actual results could differ materially from those estimates. Management periodically evaluates such estimates and they are adjusted prospectively based upon such periodic evaluation.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

(d) Concentration of Credit Risk

Financial instruments that potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents, marketable securities and accounts receivable. The Company maintains cash and cash equivalents and marketable securities with financial institutions that management believes are financially sound.

The Company sells its services to a wide variety of customers. If the financial condition or results of operations of any significant customers deteriorate substantially, operating results could be adversely affected. To reduce credit risk, management performs ongoing credit evaluations of the financial condition of significant customers. The Company maintains reserves for estimated credit losses on customer accounts when considered necessary. Actual credit losses may differ from the Company’s estimates.

In the three and nine months ended September 30, 2019, there was one customers that individually accounted for more than 10% of the Company’s consolidated total revenue, while in the three and nine month ended September 30, 2018, there was respectively one and four customers that individually accounted for more than 10% of the Company’s consolidated total revenue. In particular, in the three months ended September 30, 2019 revenue generated by the first major customer of the Company accounted for $3,484 thousand. In the nine months ended September 30, 2019 revenue generated by the first major customer of the Company accounted for $9,699 thousand. In the three months ended September 30, 2018 revenue generated by the first major customer accounted for $3,566 thousand. In the nine months ended September 30, 2018, revenue generated by the first, second, third and fourth major customers of the Company accounted for $9,805 thousand, $5,944 thousand, $5,768 thousand and $5,041 thousand, respectively.

(e) Segment Information

The Company’s Chief Executive Officer is the chief operating decision maker, who reviews the Company’s financial information presented on a consolidated basis for purposes of allocating resources and evaluating the Company’s financial performance. Accordingly, the Company has determined that it operates in a single reporting segment.

(f) Recent Accounting Pronouncements Not Yet Adopted

In November 2018, the FASB issued ASU 2018-18,” Collaborative Arrangements (Topic 808)”, clarifying the interaction between Topic 808 and Topic 606. A collaborative arrangement is a contractual arrangement under which two or more parties actively participate in a joint operating activity and are exposed to significant risks and rewards that depend on the activity’s commercial success. Topic 808 does not provide comprehensive recognition or measurement guidance for collaborative arrangements, and the accounting for those arrangements is often based on an analogy to other accounting literature or an accounting policy election. Some entities apply revenue guidance directly or by analogy to all or part of their arrangements, and others apply a different accounting method as an accounting policy. Those accounting differences result in diversity in practice on how entities account for transactions on the basis of their view of the economics of the collaborative arrangement. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-15, “Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract”. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

incurred to develop or obtain internal-use software. The standard is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, the amendments in this Update are effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for all entities. The amendments in this Update should be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820) Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. The amendments under ASU 2018-13 remove add and modify certain disclosure requirements on fair value measurements in ASC 820. The amendments are effective for all entities for fiscal years, and interim periods within those years, beginning after December 15, 2019. An entity shall apply the pending content retrospectively to all periods presented.

In July 2018, the FASB issued ASU 2018-09, “Codification Improvements”, which does not prescribe any new accounting guidance, but instead makes minor improvements and clarifications of several different FASB ASC areas based on comments and suggestions made by various stakeholders. The transition and effective date guidance is based on the facts and circumstances of each amendment. Some of the amendments in this Update do not require transition guidance and will be effective upon issuance of this Update. However, there are some conforming amendments in this Update that have been made to recently issued guidance that is not yet effective that may require application of the transition and effective date guidance in the original Accounting Standards Update. The Company is evaluating the impact on the consolidated financial statements. In December 2017, the FASB issued ASU 2017-15, “Codification Improvements—Elimination of Topic 995”, which supersede obsolete guidance in Topic 995 on unrecognized deferred taxes related to certain statutory reserve deposits. If an entity has unrecognized deferred income taxes related to statutory deposits made 2 on or before December 15, 1992, the entity would be required to recognize the unrecognized income taxes in accordance with Topic 740. The amendments are effective for fiscal years and first interim periods beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. In April 2019, the FASB issued ASU 2019-04, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments”, which affect a variety of Topics in the Codification. For entities that have not yet adopted the amendments in Update 2016-13, the effective dates and transition requirements for the amendments are the same as the effective dates and transition requirements in Update 2016-13. For entities that have adopted the amendments in Update 2016-13, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted in any interim period as long as the entity has adopted the amendments in Update 2016-13.

In March 2017, the FASB issued ASU 2017-07, “Compensation—Retirement Benefits (Topic 715)”, which requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. The new standards are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those 3 annual periods. For other entities, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted. In August 2018, the FASB issued ASU 2018-14, which modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. The amendments are effective for fiscal years ending after December 15, 2020, for public business entities and for fiscal years ending after December 15, 2021, for all other entities. Early adoption is permitted for all entities.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

In January 2017, the FASB issued ASU 2017-04, “Simplifying the Test for Goodwill Impairment”, which removes the second step of the goodwill impairment test that requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This guidance is effective prospectively for non-public entities for annual or interim goodwill impairment test in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business”, which amends the guidance of FASB Accounting Standards Codification Topic 805, “Business Combinations”, adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. This guidance is effective for public entities to annual periods beginning after December 15, 2017, including interim periods within those periods; for all other entities for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019 and early adoption is permitted under certain circumstances.

In October 2016, the FASB issued ASU 2016-16, “Intra-Entity Transfers Other Than Inventory”, which requires entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. This guidance is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods; for all other entities for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual periods beginning after December 15, 2019. Early adoption is permitted. The Company plans to adopt the standards for annual reporting periods beginning after December 15, 2018.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. This guidance is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. In November 2016, the FASB issued ASU 2016-18, which require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The amendments in this Update apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments”, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. In November 2018, the FASB issued ASU 2018-19, “Codification Improvements to Topic 326, Financial Instruments— Credit Losses”, which clarifies that receivables arising from operating leases are not within the scope of Topic 326, Financial Instruments—Credit Losses. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842, Leases. These ASUs are effective for non-public entities for fiscal years

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company is evaluating the impact of this guidance on its consolidated financial statements. In May 2019, the FASB issued ASU 2019-05, which provides a targeted transition relief. And provides entities that have certain instruments, with an option to irrevocably elect the fair value option, applied on an instrument-by-instrument basis for eligible instruments, upon adoption of Topic 326. The fair value option election does not apply to held-to-maturity debt securities. For entities that have not yet adopted the amendments in Update 2016-13, the effective date and transition methodology for the amendments in this Update are the same as in Update 2016-13.

In February 2016, the FASB issued ASU 2016-02, “Leases”, which was further clarified by ASU 2018-10, “Codification Improvements to Topic 842, Leases”, and ASU 2018-11, “Leases—Targeted Improvements” , both issued in July 2018. ASU 2016-02 affects all entities that lease assets and will require lessees to recognize a lease liability and a right-of-use asset for all leases (except for short-term leases that have a duration of less than one year) as of the date on which the lessor makes the underlying asset available to the lessee. For lessors, accounting for leases is substantially the same as in prior periods. ASU 2018-10 clarifies or corrects unintended application of guidance related to ASU 2016-02. The amendment affects narrow aspects of ASU 2016-02 related to the implicit rate in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. ASU 2018-11 adds a transition option for all entities and a practical expedient only for lessors. The transition option allows entities to not apply the new leases standard in the comparative periods they present in their financial statements in the year of adoption. Under the transition option, entities can opt to continue to apply the legacy guidance in ASC 840, “Leases”, including its disclosure requirements, in the comparative periods presented in the year they adopt the new leases standard. Entities that elect this transition option will still be required to adopt the new leases standard using the modified retrospective transition method required by the standard, but they will recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption rather than in the earliest period presented. The practical expedient provides lessors with an option to not separate the non-lease components from the associated lease components when certain criteria are met and requires them to account for the combined component in accordance with the revenue recognition standard in ASC 606 if the associated non-lease components are the predominant components. The new standards are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for any of the following: (i) a public business entity (ii) a not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market and (iii) an employee benefit plan that files financial statements with the U.S. Securities and Exchange Commission (SEC). For all other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Earlier application is permitted. While the Company expects the adoption of these standards to result in a material increase to the reported assets and liabilities, the Company has not yet determined the full impact that the adoption of this standard will have on its consolidated financial statements. In December 2018, the FASB issued ASU 2018-20 “Leases—Narrow-Scope Improvements for Lessors”, which provides lessors certain rules. The effective date and transition requirements for the amendments for entities that have not adopted Topic 842 before the issuance of this Update are the same as the effective date and transition requirements in Update 2016-02 In March 2019 the FASB issued ASU 2019-01 “Leases—Codification Improvements”, which provides lessors addition rules. The amendments amend Topic 842 and is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years for public business entity, not-for-profit entity that has issued, or is a conduit bond obligor for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market and employee benefit plan that files financial statements with the U.S. Securities and Exchange Commission (SEC). For all other entities, the effective date is for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. ASU 2018-20 and ASU 2019-01 are not applicable.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments—Overall (Subtopic 825-10)—Recognition and Measurement of Financial Assets and Financial Liabilities” which addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments and the measurement of credit losses on financial assets in a separate project. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. All entities that are not public business entities may adopt the amendments earlier as of the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”. This new guidance will replace most existing US GAAP guidance on this topic. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. In August 2015, the FASB issued ASU 2015-14 which deferred, by one year, the effective date for the new revenue reporting standard for entities reporting under US GAAP. All entities (not public) should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Earlier application is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods. In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers, Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” clarifying the implementation guidance on principal versus agent considerations. Specifically, an entity is required to determine whether the nature of a promise is to provide the specified good or service itself (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The determination influences the timing and amount of revenue recognition. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing”, clarifying the implementation guidance on identifying performance obligations and licensing. Specifically, the amendments reduce the cost and complexity of identifying promised goods or services and improve the guidance for determining whether promises are separately identifiable. The amendments also provide implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). In May 2016, the FASB issued ASU 2016-12 “Revenue from Contracts with Customers (Topic 606), Narrow-Scope Improvements and Practical Expedients”, which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. ASU 2016-12 clarifies that, for a contract to be considered completed at transition, all (or substantially all) of the revenue must have been recognized under legacy GAAP. In addition, ASU 2016-12 clarifies how an entity should evaluate the collectability threshold and when an entity can recognize nonrefundable consideration received as revenue if an arrangement does not meet the standard’s contract criteria. In September 2017, the FASB issued ASU 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842)”. These amendments provide additional clarification and implementation guidance on the previously issued ASUs. These amendments do not change the core principles of the guidance stated in ASU 2014-09, instead they are intended to clarify and improve operability of certain topics included within the revenue standard. In November 2017, the FASB issued ASU 2017-14, which includes amendments to certain SEC paragraphs within the FASB Accounting Standards Codification (Codification). ASU 2017-

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

14 amends the Codification to incorporate SEC Staff Accounting Bulletin (SAB) No. 116 and SEC Interpretive Release on Vaccines for Federal Government Stockpiles (SEC Release No. 33-10403) that bring existing SEC staff guidance into conformity with the FASB’s adoption of and amendments to ASC Topic 606, Revenue from Contracts with Customers. The effective date and transition requirements for ASU 2016-08, ASU 2016-10, ASU 2016-12, ASU 2017-13 and ASU 2017-14 are the same as the effective date and transition requirements for ASU 2015-14. The Company is currently evaluating the impact the new standard will have on its consolidated financial statements.

3. Fair Value Measurements

The following tables provide the assets measured at fair value on a recurring basis as of September 30, 2019 and December 31, 2018 ($ in thousands):

	Fair Value Hierarchy as of September 30, 2019			Aggregate Fair Value
	Level 1	Level 2	Level 3
Derivatives:
Interest Rate Swap	—	$(111)	—	$(111)

Total Derivatives	—	$(111)	—	$(111)
Marketable securities:
Mutual funds	$4,971	—	—	$4,971

Total Marketable securities	$4,971	—	—	$4,971
Liabilities:
Preference shares (1)	—	—	$2,438	$2,438

Total Liabilities	—	—	$2,438	$2,438

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

	Fair Value Hierarchy as of December 31, 2018			Aggregate Fair Value
	Level 1	Level 2	Level 3
Derivatives:
Interest Rate Swap	$—	$(97)	$—	$(97)
Foreign Exchange Forward	—	56	—	56

Total Derivatives	$—	$(41)	$—	$(41)
Marketable securities:
Mutual funds	$3,151	$—	$—	$3,151

Total Marketable securities	$3,151	$—	$—	$3,151
Liabilities:
Preference shares (1)	$—	$—	$(1,834)	$(1,834)
Contingent consideration for Solutions Infini acquisition (2)	—	—	(482)	(482)

Total Liabilities	$—	$—	$(2,316)	$(2,316)

(1)

Based on the information available at the reporting date, the preference shares liability was estimated as the basis of present value of the expected future cash flows contractually due in connection with the achievement of specified levels of EBITDA of Solutions Infini for the year ending March 31, 2020. Such cash flows are already predetermined and the maximum pay-out was assumed in determining the estimate which is primarily based on the expected EBITDA sourced from the most updated business plan, which represents management best estimates and is significantly above the targeted EBITDA. Changes in the liability during the period are due to (i) accrued interest expense due to the fact that the obligation will be settled in 2020; (ii) exchange rate differences; and (iii) net compensation expense for the period. Such net compensation expense includes the effect of the modification to the Solutions Infini Purchase Agreement, signed on May 6, 2019, that reduced the price of the preference shares to be purchased in 2020 by INR70,000 thousand (see Note 11 for further details) resulting in a prospective reduction compared to the preference shares compensation expense determined in accordance with the original agreement.

(2)

Based on the information available at the reporting date, the contingent consideration for the Solutions Infini acquisition was estimated as the basis of present value of the expected future cash flows contractually due in connection with the achievement of specified levels of EBITDA of Solutions Infini for the year ending March 31, 2019. Such cash flows are already predetermined and the maximum pay-out was assumed in determining the estimate which is primarily based on the expected EBITDA sourced from the most updated business plan, which represents management best estimates and is significantly above the targeted EBITDA. The amount presented in the table above represents the estimated portion of the total deferred consideration. The change with respect to the balance as of December 31, 2018, relates to the accrued interest and exchange rate differences. No changes in fair value were recognized as initially estimated during the period.

The actual EBITDA of Solutions Infini for the year ended March 31, 2019, which became available in July 2019, confirmed the estimated amount considered by management to determine the contingent consideration for the Solutions Infini acquisition at the reporting date.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

4. Derivative Financial Instruments

The gross notional amount of derivative contracts not designated as hedging instruments, outstanding at September 30, 2019, was €6,871 thousand ($7,403 thousand) for Interest Rate Swap, while the gross notional amount of our derivative contracts not designated as hedging instruments, outstanding at December 31, 2018 was €7,906 thousand ($9,049 thousand) and $7,107 thousand for Interest Rate Swap and Foreign Exchange Forward, respectively.

The amount and location of the gains (losses) in the consolidated statements of income related to derivative contracts ($ in thousands):

Derivatives Not Designed As Hedging Instruments	Line item	Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
Interest Rate Swap	Interest expense, net	$4	$26	$(19)	$(22)
Foreign Exchange Forward	Foreign currency loss/(income)	113	(103)	362	(120)

Total		$117	$(77)	$343	$(141)

The following tables present the fair value and the location of, derivative contracts reported in the consolidated balance sheets ($ in thousands):

As of September 30, 2019
Derivatives Not Designed As Hedging Instruments	Line item	Fair Value (1)
Interest Rate Swap	Other long-term liabilities	$(111)

Total		$(111)

(1)	For the classification of input used to evaluate the fair value of our derivatives, refer to “Note 3”.

As of December 31, 2018
Derivatives Not Designed As Hedging Instruments	Line item	Fair Value (1)
Interest Rate Swap	Other long-term liabilities	$(97)
Foreign Exchange Forward	Other current liabilities	(18)
Foreign Exchange Forward	Other long-term liabilities	(9)
Foreign Exchange Forward	Other long-term assets	42
Foreign Exchange Forward	Other current assets	41

Total		$(41)

(1)	For the classification of input used to evaluate the fair value of our derivatives, refer to “Note 3”.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

5. Business Seasonality

The Company’s business is characterized by seasonal phenomena, which concentrate the largest volumes in the third and fourth quarters of the year. This distribution of volumes is reflected in our gross margins, which are consequently higher in those quarters.

6. Goodwill and Intangible Assets

Goodwill

Goodwill as of September 30, 2019 and December 31, 2018 was as follows ($ in thousand):

Balance as of December 31, 2018	$17,276
Effect of exchange rate	(189)

Balance as of September 30, 2019	$17,087

Intangible assets

Intangible assets consisted of the following ($ in thousands):

	As of September 30, 2019
	Gross	Accumulated amortization	Net
Amortizable Intangible Assets:
Developed technology	$2,790	$796	$1,994
Customer relationships	9,146	1,377	7,769
Patent	108	24	84

Total amortizable intangible assets	$12,044	$2,197	$9,847

	As of December 31, 2018
	Gross	Accumulated amortization	Net
Amortizable Intangible Assets:
Developed technology	$2,810	$310	$2,500
Customer relationships	9,243	555	8,688
Patent	99	11	88

Total amortizable intangible assets	$12,152	$876	$11,276

Amortization expense was $440 thousand and $403 thousand for the three months ended September 30, 2019 and 2018, respectively and $1,337 thousand and $406 thousand for the nine months ended September 30, 2019 and 2018, respectively.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

Total estimated future amortization expense as of September 30, 2019 is as follows ($ in thousands):

As of September 30, 2019
2019 (remaining three months)	$433
2020	1,700
2021	1,460
2022	1,176
2023	1,068
Thereafter	4,010

Total	$9,847

7. Property and Equipment

Property and equipment consisted of the following ($ in thousands):

	As of September 30, 2019	As of December 31, 2018
Internal-use software development costs	$1,374	$1,440
Servers (1)	1,575	1,170
Office equipment	1,102	965
Leasehold improvements	622	222
Furniture and fixtures	441	189
Tangible assets in progress	109	108
Vehicles	49	49
Software	4	4
Other assets	101	103

Total property and equipment	$5,377	$4,250

Less: accumulated depreciation and amortization	2,451	1,909

Total property and equipment, net	$2,926	$2,341

(1)

Including equipment under capital leases with gross amount of $281 thousand net of accumulated depreciation of $62 thousand at September 30, 2019 (gross amount of $63 thousand net of accumulated depreciation of $31 thousand at December 31, 2018).

Depreciation and amortization expense was $233 thousand and $198 thousand for the three months ended September 30, 2019 and 2018, respectively and $643 thousand and $428 thousand for the nine months ended September 30, 2019 and 2018, respectively.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

The Company capitalized $199 thousand, in internal-use software development costs in the three months ended September 30, 2018 (zero in the three months ended September 30, 2019) and $378 thousand in the nine months ended September 30, 2018 (zero in the nine months ended September 30, 2019). No stock-based compensation expense was capitalized. Amortization of capitalized software development costs was $87 thousand and $101 thousand, in the three months ended September 30, 2019 and 2018, respectively and $264 thousand and $241 thousand in the nine months ended September 30, 2019 and 2018, respectively. The amortization expense was allocated as follows ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of revenue	$74	$86	$225	$205
Research and development	13	15	39	36

Total	$87	$101	$264	$241

8. Other Assets

Other current assets consisted of the following ($ in thousands):

	As of September 30, 2019	As of December 31, 2018
VAT receivables	$2,196	$1,852
Credit for tax other than income tax	209	273
Income tax assets	132	65
Other receivables	394	354

Total other current assets	$2,931	$2,544

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

Other long-term assets consisted of the following ($ in thousands):

	As of September 30, 2019	As of December 31, 2018
Non-current income tax credit (advances and tax reduced at sources)	$1,075	$1,092
Miscellaneous	184	163
Derivative financial assets	—	42

Total other long-term assets	$1,259	$1,297

9. Bank and other borrowings

As of September 30, 2019 and December 31, 2018, the current portion of bank and other borrowings amounts to $10,638 thousand and $4,686 thousand, respectively. As of September 30, 2019, this item is comprised for $9,004 thousand of the current portion of long-term bank and other borrowing and for $1,634 thousand of bank overdraft. As of December 31, 2018, this item is comprised for $3,038 thousand of the current portion of long-term bank and other borrowings and for $ 1,648 thousand of bank overdraft.

As of September 30, 2019 and December 31, 2018, the weighted average interest rate on the bank overdraft outstanding was 0.60% and 0.69%, respectively.

Long-term financial obligations consist of the following ($ in thousands):

	As of September 30, 2019	As of December 31, 2018	Maturity	Interest Contractual Rate	Interest Nominal Rate
					As of September 30, 2019	As of December 31, 2018
Unicredit S.p.A (Line A Tranche 1)	3,831	5,038	July 2022	Euribor 3 months + 3,10%	2.80%	2.80%
Unicredit S.p.A (Line A Tranche 2)	176	228	November 2022	Euribor 3 months + 3,10%	2.80%	2.80%
Unicredit S.p.A (Line B)	3,367	3,770	May 2023	Euribor 3 months + 2,90%	2.60%	2.60%
Unicredit S.p.A (Line C)	2,709	—	August 2022	Euribor 3 months + 3,90%	3.53%	1.51%
Intesa San Paolo S.p.A (Line 1)	1,096	1,572	July 2021	Euribor 3 months + 2,30%	1.78%
Intesa San Paolo S.p.A (Line 2)	4,328	—	July 2023	Euribor 3 months + 2,60%	2.60%
Ubi Banca S.p.A (Line 1)	392	625	February 2021	1,25%	1.25%	1.25%
Ubi Banca S.p.A (Line 2)	1,728	—	April 2021	1,64%	1.64%
Monte dei Paschi di Siena S.p.A	561	—	April 2022	0,95%	0.95%

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

Banco Popolare di Milano S.p.A (Line 1)	1,299	—	June 2023	Euribor 3 months + 2,00%	2.00%
Banco Popolare di Milano S.p.A (Line 2)	4,314	—	September 2021	Euribor 3 months + 2,00%	2.00%
Simest 1	319	382	June 2022	0,50%	0.50%	0.50%
Simest 2	317	379	September 2022	0,50%	0.50%	0.50%
Simest 3	581	169	December 2022	0,50%	0.50%	0.50%
Finlombarda S.p.A	121	—	December 2020	0,50%	0.50%

Total Financial Liabilities	25,139	12,163
Less: current portion of long-term liabilities	9,004	3,038

Total long-term liabilities	16,135	9,125

On January 30, 2019, the Company entered into a new long-term financing with Simest denominated in Euro for a total of €608 thousand ($691 thousand at June 30, 2019 exchange rate) to be repaid in 8 quarterly installments and with maturity in December 2022.

On April 10, 2019, the Company entered into a new long-term financing with Ubi Banca S.p.A. denominated in Euro for a total amount of €2,000 thousand ($2,274 thousand at June 30, 2019 exchange rate), to be repaid in 24 monthly installments and with maturity in April 2021.

On April 10, 2019, the Company entered into a new long-term financing with Monte dei Paschi di Siena S.p.A., denominated in Euro for a total amount of €600 thousand ($682 thousand at June 30, 2019 exchange rate), to be repaid in 36 monthly installments and with maturity in April 2022.

On April 30, 2019, the Company entered into a new long-term financing with Banco Popolare di Milano S.p.A., denominated in Euro for a total amount of €1,200 thousand ($1,365 thousand at June 30, 2019 exchange rate), to be repaid in 17 quarterly installments and with maturity in June 2023.

On July 25, 2019, the Company entered into a medium-term financing agreement with Intesa SanPaolo S.p.A. denominated in Euro, for a total notional amount of €4,000 thousand ($4,367 thousand at the September 30, 2019 exchange rate) to be repaid in 16 quarterly installments. The financing has a maturity of 48 months from the date of disbursement and bears interest at a variable rate (Euribor 3 months plus 2.6% spread). The total amount was drawn in full on the same date. Proceeds were used to settle the remaining deferred consideration due for the acquisition of Buc Mobile.

On July 23, 2019, the Company entered into a medium-term financing agreement with Banco Popolare di Milano S.p.A. denominated in Euro for a total of €4,000 thousand ($4,367 thousand at the September 30, 2019 exchange rate) to be repaid in 8 quarterly installments. The financing has a maturity of 24 months from the date of disbursement and bears interest at a variable rate (Euribor 3 months plus 2.0% spread). The total amount was drawn in full on the same date and proceeds were used to settle the total deferred consideration for the acquisition of Solutions Infini.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

On August 2, 2019, the Company entered into a medium-term financing agreement with Unicredit S.p.A. denominated in Euro for a total of €2.500 thousand ($2,729 thousand at the September 30, 2019 exchange rate) to be repaid in quarterly installments starting from February, 2020. The financing will bear interest at a variable rate (Euribor 3 months plus 3.9% spread). The notional amount was fully drawn on the same date.

In connection with the above-mentioned financing agreements entered into in the three months ended September 30, 2019, the Company incurred $138 thousand of debt issuance costs that will be amortized over the maturity of the respective financing agreements.

Interest expense on bank and other borrowings was of $173 thousand and $97 thousand for the three months ended September 30, 2019 and 2018, respectively and $366 thousand and $228 thousand for the nine months ended September 30, 2019 and 2018, respectively.

As of September 30, 2019, the Company had credit line facilities granted of $5,459 thousand, of which $1,605 thousand had been used. Costs incurred in the nine months ended September 30, 2019 and 2018 were $8 thousand and $3 thousand, respectively, and were expensed as incurred. As of December 31, 2018, the Company had credit line facilities granted of $4,624 thousand, of which $1,648 thousand had been used.

As of September 30, 2019, the Company is contractually obliged to make payments as follows (in $ thousand):

As of September 30, 2019
2019 (remaining three months)	$2,253
2020	9,817
2021	8,002
2022	4,698
2023	1,508
Thereafter	—

Total	$26,278

10. Other Current and Long-term Liabilities

Accrued expenses and other current liabilities consisted of the following ($ in thousands):

	As of September 30, 2019	As of December 31, 2018
Current tax liabilities	$1	$43
Social securities	154	180
Liabilities for tax other than income tax	520	589
Derivative contract liabilities	—	19
Other liabilities	435	178

Total other current liabilities	$1,110	$1,009

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

Long-term liabilities consisted of the following ($ in thousands):

	As of September 30, 2019	As of December 31, 2018
Derivative contract liabilities	$111	$106
Other long-term liabilities	286	185

Total other long-term liabilities	$397	$291

11. Preference Shares liabilities

Preference share liabilities, amounting to $2,438 thousand and $1,834 thousand as of September 30, 2019 and December 31, 2018, represent the Company’s obligation to purchase in 2020 the preference shares from certain employees of Solutions Infini as a part the Solutions Infini Purchase Agreement. The purchase will be made at a predetermined price based on the EBITDA of Solutions Infini for the fiscal year ending March 31, 2020 as stated in the purchase agreement and any amendments thereto.

On May 6, 2019, the Company signed a modification of the Solutions Infini Purchase Agreement to reduce the price of the preference shares to be purchased from the eligible employees of Solutions Infini in 2020 by INR70,000 thousand ($993 thousand at the September 30, 2019 exchange rate).

12. Supplemental Balance Sheet Information

Allowance for doubtful accounts:

A roll-forward of the Company’s allowance for doubtful accounts for the three and the nine months ended September 30, 2019 and 2018 is as follows ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Balance, beginning of the period	$166	$116	$157	$60
Accruals	74	169	127	256
Releases of provision	(1)	—	(52)	(25)
Foreign exchange translation reserve	(8)	6	(1)	—

Balance, end of the period	$231	$291	$231	$291

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

13. Geographic Information

Revenue by geographic area is determined on the basis of the location of the customer. The Company generates its revenue primarily in Italy and India. The following table sets forth revenue by geographic area for the three and the nine months ended September 30, 2019 and 2018 ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Italy	$15,587	$13,451	$43,458	$39,851
India	9,146	7,003	26,439	7,003
All other parts of the world	10,596	3,170	24,028	3,176

Total	$35,329	$23,624	$93,925	$50,030

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Italy	44.1%	57%	46.3%	80%
India	25.9%	30%	28.1%	14%
All other parts of the world	30.0%	13%	25.6%	6%

As of September 30, 2019 and December 31, 2018, long-live assets are mainly held in Italy, India and United States. The following table sets long-live assets by geographic area as of September 30, 2019 and December 31, 2018 ($ in thousands):

	As of September 30, 2019	As of December 31, 2018
Italy	$1,749	$1,263
India	20,975	22,120
United States	8,360	8,769
All other parts of the world	35	38

Total	$31,119	$32,190

	As of September 30, 2019	As of December 31, 2018
Italy	5.6%	3.9%
India	67.4%	68.7%
United States	26.9%	27.2%
All other parts of the world	0.1%	0.1%

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

14. Cost of revenue

Cost of revenue mainly relate to cost of communication services.

15. Personnel costs

Personnel cost amounts to $2,462 thousand for the three months ended September 30, 2019 (no stock-based compensation expense was incurred) and $2,496 thousand for the three months ended September 30, 2018 (of which $500 thousand relating to stock-based compensation expense), $8,718 thousand for the nine months ended September 30, 2019 (no stock-based compensation expenses was incurred) and $6,116 thousand for the nine months ended September 30, 2018 (of which $1,338 thousand relating to stock-based compensation expenses). Personnel cost was allocated as follows ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Research and development	$945	$610	$3,021	$1,402
Sales and marketing	605	792	2,078	1,904
General and administrative	912	1,094	3,619	2,810

Total Personnel costs	$2,462	$2,496	$8,718	$6,116

16. General and administrative

General and administrative expense, amounting to $2,927 thousand and $2,777 thousand for the three months ended September 30, 2019 and 2018, respectively, and $10,667 thousand and $5,432 thousand for the nine months ended September 30, 2019 and 2018, respectively, mainly relate to personnel costs (including stock-based compensation expense), integration costs, transaction costs relating to the business combination and legal and professional charges.

17. Financial expense, net

Financial expense, net for the three months and the nine ended September 30, 2019 and 2018, consisted of the following ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Financial Income
Interest income	$13	$11	$95	$25
Gain on derivatives	117	—	382	205
Dividend on marketable securities	25	—	63	—

Total Financial income	155	11	540	230
Financial Expense
Interest expense	296	172	707	397
Loss on derivatives	—	77	39	346

Total Financial Expense	296	249	746	743

Financial expense, net	$141	$238	$206	$513

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

Commitments and Contingencies

Lease Commitments

The Company entered into various non-cancelable operating lease agreements that expire over the next 5 years. Rent expense was $259 thousand and $143 thousand for three months ended September 30, 2019 and 2018, respectively and $679 thousand and $271 thousand for the nine months ended September 30, 2019 and 2018.

Future minimum lease payments under non-cancellable operating leases as of September 30, 2019 are as follows ($ in thousands):

As of September 30, 2019
2019 (remaining three months)	$238
2020	594
2021	501
2022	489
2023	367
Thereafter	704

Total Minimum Lease Payments	$2,893

Other Commitments

During the three and the nine months ended September 30, 2019, the Company entered into certain service agreements with financial advisors in connection with the business combination with GigCapital, Inc.. In accordance with such agreements, the Company may be obligated to pay certain fees upon the successful completion of the prospective business combination with GigCapital, Inc. In particular, if the business combination with GigCapital, Inc. is successfully completed, the Company will owe $2.2 million in advisory fees to be settled partially in cash at the closing of the business combination and partially in an equivalent value of a predetermined number of shares of the GigCapital, Inc.’s common stock; which may vary based on certain circumstances provided by the agreements, to be verified at closing.

Contingencies

As of September 30, 2019, the Company had contingent liabilities of $134 thousand, relating to a tax appeal of Solutions Infini for which no provision was recognized as its occurrence was deemed remote.

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

18. Shareholders’ Equity

Common stock

As of September 30, 2019 and December 31, 2018, the Company had authorized 117,408 and 120,501 shares, respectively and issued and outstanding 110,593 shares of common stock with no par value.

Effective on January 18, 2018, the Company changed its legal status from S.r.l. to S.p.A. and contextually, the share capital of the company was divided into 100,000 shares of common stock with no par value.

19. Income Taxes

The Company recorded an income tax expense of $168 thousand and $729 thousand for the three months ended September 30, 2019 and 2018, respectively and an income tax expense of $719 thousand and $841 thousand for the nine months ended September 30, 2019 and 2018, respectively.

The following table presents a reconciliation of the statutory (IRES, Italian Corporate Income Tax) tax rate and the Company’s effective tax rate for the three and the nine months ended September 30, 2019 and 2018 ($ in thousand):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Loss before income taxes	$980	$136	$(1,150)	$(573)
Primary tax rate of the Company (IRES)	24.00%	24.00%	24.00%	24.00%
Tax benefit/(expense) calculated according to the Company’s primary tax rate	(237)	(33)	274	137
Foreign tax rates differences	(13)	(32)	(141)	(47)
Change in applicable tax rate (1)	513		513	—
Change in valuation allowance	(136)	(72)	(443)	(112)
Non-taxable income	73	(240)	195	(226)
Costs not deductible for tax purposes	—	—	(92)	(212)
Costs not deductible associated with investments	—	(215)	—	(238)
CFC (Controlled Foreign Corporation rules) (2)	(58)	(43)	(203)	(43)
IRAP (Italian Regional Tax on Productive Activities)	(3)	(11)	(10)	(17)
Taxes on undistributed profits of Solutions Infini	(304)	(83)	(808)	(83)
Other taxes	(3)	—	(4)	—

Reported income tax	$(168)	$(729)	$(719)	$(841)

(1)	During 2019, applicable tax rate for Solutions Infini was reduced from 29.12% to 25.17%, resulting in a tax benefit for the period.
(2)	Recorded by the Company in relation with the Dubai subsidiary (FZE).

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

As of September 30, 2019 the Company had $5,103 thousand of undistributed earnings and profits generated by a foreign subsidiary (Solutions Infini) for which no deferred tax liabilities have been recorded, since the Company intends to indefinitely reinvest such earnings in the subsidiary to fund the international operations and certain obligations of the subsidiary. In addition, the Company expects future cash generated from its operations in Europe and the U.S. to be sufficient to meet the Company’s future cash needs. Should the above undistributed earnings be distributed in the form of dividends or otherwise, the distributions would result in $765 thousand amount of tax.

20. Net earnings/(loss) per share attributable to common shareholders

The following table set forth the calculation of basic and diluted earnings (loss) per share attributable to common shareholders during the period presented (in $, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income/(Loss) attributable to common shareholders	$812,212	$(591,519)	$(1,869,251)	$(1,412,501)

Weighted-Average shares used to compute net income/(loss) per share attributable to common shareholders basic	110,593	102,234	110,593	102,234
Weighted-Average shares used to compute net income/(loss) per share attributable to common shareholders diluted	110,593	102,234	110,593	102,234

Net Income/(Loss) per share attributable to common shareholders, basic	7.34	(5.79)	(16.90)	(13.82)

Net Income/(Loss) per share attributable to common shareholders, diluted	$7.34	$(5.79)	$(16.90)	$(13.82)

For the nine months ended September 30, 2018, 6,161 outstanding shares of common stock equivalent, were excluded from the calculation of the diluted net loss per share attributable to common shareholders because their effect would be anti-dilutive.

For the three and the nine months ended September 30, 2019 there were no outstanding shares of common stock equivalent.

21. Transactions with Related Parties

During the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, the material related parties’ transactions, other than compensation and similar arrangements in the ordinary course of business, were as follows:

(i)

certain consulting services on business strategy, rendered by ESSE EFFE S.p.A., a company incorporated in Italy in which the Company holds interests through a director. Costs incurred by the Company for the above consulting services were of $29 thousand and $90 thousand in the three months ended September 30, 2018 and in the nine months ended September 30, 2018, respectively (zero in the three and the nine months ended September 30, 2019). The outstanding amount due by the Company to ESSE EFFE S.p.A. was zero as of September 30, 2019 and December 31, 2018;

KALEYRA S.p.A.

Notes to the Condensed Consolidated Financial Statements

As of September 30, 2019 and December 31, 2018 and for the Three and the Nine Months Ended September 30, 2019 and 2018 (Unaudited)

(ii)

legal services rendered by a partner of Studio Legale Chiomenti, that is a family member of a key manager of the Company. Costs incurred by the Company for the above services were of $38 thousand and $102 thousand in the three and nine months ended September 30, 2018, respectively (zero in the three and nine months ended September 30, 2019); and

(iii)

loans granted to Company’s directors and executive managers (at the reporting date, also Company’s shareholders) whose outstanding amount was $59 thousand and $67 thousand as of September 30, 2019 and December 31, 2018, respectively. In November 2019, one of the two existing loans granted to Company’s directors and executive managers was reimbursed in full for a total amount of $36 thousand.

As of September 30, 2019 and December 31, 2018, the outstanding obligation for preference shares due to executive managers was $1,780 thousand and $1,339 thousand, respectively. In addition, during the three months ended September 30, 2019 and the nine months ended September 30, 2019, the Company incurred $38 thousand and $326 thousand, respectively, of compensation expense for executive managers, relating to preference shares, $100 thousand for the three and nine months ended September 30, 2018.

The following table presents (income) expenses for related parties reported in the consolidated statement of operations ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Research and development	$19	$100	$163	$100
General and administrative	19	167	163	292

22. Subsequent event

On November 22, 2019, after receiving the approval of the United States Securities and Exchange Commission, the GigCapital Shareholders voted to approve the business combination with Kaleyra SpA. The transaction closed on November 25th. The following day, November 26th, shares of Kaleyra, Inc (the new legal entity) were listed and began trading on the NYSE American stock exchange. As detailed in Note 17, at the completion of the business combination certain contingent obligations are now liabilities of Kaleyra.

On October 29, 2019, the shareholders’ meeting of the Company approved the closure of Kaleyra IP Srl. The subsidiary is expected to be wound up by December 31, 2019.

In October 2019, $1.1 million of the marketable securities included in the statement of financial position as of September 30, 2019 were sold. Such sale resulted in a gain of $25 thousand, net of tax.